UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

Greenwood Hall, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Suite 1030, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 907-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2016, Greenwood Hall, Inc., a Nevada corporation (the “Company”), entered into a Professional Services Agreement (the “Services Agreement”) with Concordia University, pursuant to which the Company provided to Concordia University certain enrollment management services, including marketing, student recruitment and retention, as well as services related to online course administration, in exchange for monthly fees for each of the services provided.

On March 2, 2017, the Company received an initial payment of $740,000 under the First Amendment to the Professional Services Agreement (the “Amendment”), dated as of February 24, 2017, by and between the Company and Concordia University, pursuant to which (i) the Company ceased to provide marketing services as of February 24, 2017; (ii) the Company ceased to provide recruitment and pre-enrollment services as of February 28, 2017 and (iii) the Company shall cease to provide client support services as of March 23, 2017, in exchange for an aggregate payment of $840,000, to be made in three separate installments during March 2017. Pursuant to the Amendment, the initial term of the Services Agreement shall end as of March 31, 2017. The information contained herein is qualified in its entirety by the full text of the Services Agreement and the Amendment, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Professional Services Agreement between Greenwood Hall, Inc. and Concordia University, dated March 16, 2016.
10.2	First Amendment to the Professional Services Agreement between Greenwood Hall, Inc. and Concordia University, dated February 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: March 6, 2017
	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer